Exhibit 99.1

FOR IMMEDIATE RELEASE

March 31, 2020

Federal Energy Regulatory Commission Issues Conditional Authorization of Proposed Acquisition of El Paso Electric by The Infrastructure Investments Fund

EL PASO, Texas and NEW YORK, New York – El Paso Electric Company (EPE) (NYSE: EE) and The Infrastructure Investments Fund (IIF) announced that the Federal Energy Regulatory Commission (FERC) issued an order authorizing IIF’s proposed acquisition of EPE, subject to the FERC’s approval of mitigation to address certain discrete competitive effects of the transaction that could arise.  FERC concluded that the acquisition, as conditioned, satisfies governing federal standards and authorized the acquisition as consistent with the public interest.

EPE and IIF issued the following statement:

“We are pleased by the FERC’s order authorizing IIF’s proposed acquisition of EPE. We are working diligently to file proposed mitigation that is consistent with the order. We look forward to the expected closing in the first half of 2020, subject to the satisfaction or waiver of other customary closing conditions.”

As previously announced, the FERC’s approval is the last regulatory approval needed to close the proposed acquisition.  We anticipate closing the proposed acquisition in the first half of 2020, upon FERC’s approval of the required mitigation and satisfaction or waiver of the other closing conditions.

About El Paso Electric
El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 433,000 retail and wholesale customers in a 10,000-square mile area of the Rio Grande valley in west Texas and southern New Mexico.

About The Infrastructure Investments Fund

The Infrastructure Investments Fund (IIF) is a $12.5 billion private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc.  IIF is responsible for investing and growing the retirement funds of more than 40 million families, including 2 million people across Texas and New Mexico who will be invested in El Paso Electric.

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Forward-Looking Statements

Certain matters discussed in this news release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include those statements regarding regulatory approvals and the expected timing of closing the proposed transaction. Forward-looking statements often include words like “believe”, “anticipate”, “target”, “project”, “expect”, “predict”, “pro forma”, “estimate”, “intend”, “will”, “is designed to”, “plan”, and words of similar meaning, or are indicated by EPE's discussion of strategies or trends. Forward-looking statements describe EPE's future plans, objectives, expectations or goals. Although EPE believes that the expectations reflected in such forward-looking statements are reasonable, no assurances can be given that these expectations will prove to be correct. Such statements address future events and conditions and include, but are not limited to, statements relating to: (1) IIF’s proposed acquisition of EPE, (2) regulatory approvals for the proposed transaction, (3) the closing of the proposed transaction, and (4) the expected timing of closing the proposed transaction. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in EPE’s most recently filed periodic reports and in other filings made by EPE with the U.S. Securities and Exchange Commission from time to time. Any such forward-looking statement is qualified by reference to these risks and factors. EPE cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of this news release, and EPE does not undertake to update any forward-looking statement contained herein.

Contacts
For El Paso Electric:
National Media Contact
Frances Jeter | (713) 304-1849
fjeter@sardverb.com

Local Media Contact
George De La Torre | 915.493.5608
geroge.delatorre@epelectric.com

Investor Relations Contact
Lisa Budtke | 915.543.5947
lisa.budtke@epelectric.com

For IIF:
Barrett Golden / Scott Bisang
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449